Exhibit (h)(7)

                                IVY FUND

              ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT

                              Ivy Bond Fund
                      Ivy Cundill Global Value Fund
                       Ivy Developing Markets Fund
                        Ivy Dividend Income Fund
                     Ivy European Opportunities Fund
                             Ivy Global Fund
                    Ivy Global Natural Resources Fund
                  Ivy Global Science & Technology Fund
                             Ivy Growth Fund
                         Ivy International Fund
                  Ivy International Small Companies Fund
                      Ivy International Value Fund
                          Ivy Money Market Fund
                     Ivy Pacific Opportunities Fund
                          Ivy US Blue Chip Fund
                       Ivy US Emerging Growth Fund

    AGREEMENT made as of the 9th day of April, 2003, by and between Ivy
Fund (the "Trust") and Waddell & Reed Ivy Investment Company ("WRIICO").

    WHEREAS, the Trust is an open-end investment company, organized as a
Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the
Trustees of the Trust from time to time;

    WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

    WHEREAS, the Trust has adopted a Master Administrative Services
Agreement ("Master Services Agreement") dated December 31, 2002, pursuant to which the Trust has appointed WRIICO to provide the administrative services specified in that Master Services Agreement; and

    WHEREAS, Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Developing
Markets Fund, Ivy Dividend Income Fund, Ivy European Opportunities Fund,
Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science &
Technology Fund, Ivy Growth Fund, Ivy International Fund, Ivy
International Small Companies Fund, Ivy International Value Fund, Ivy
Money Market Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund
and Ivy US Emerging Growth Fund (each a "Fund" and collectively the
"Funds") are separate investment portfolios of the Trust.

    NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

    1.   As provided for in the Master Services Agreement, the Trust hereby adopts the Master Services Agreement with respect to the Funds, and
WRIICO hereby acknowledges that the Master Services Agreement shall pertain to the Funds, the terms and conditions of such Master Services
Agreement being incorporated herein by reference.

    2.   The term "Fund" as used in the Master Services Agreement shall, for purposes of this Supplement, pertain to each Fund.

    3.   As provided in the Master Services Agreement and subject to further conditions as set forth therein, each Fund shall pay WRIICO a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of that Fund during the preceding month at the annual rate of (i)
0.10% with respect to that Fund's Class A, Class B and Class C shares,
(ii) in the case of Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy
Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund,
Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund,
Ivy Growth Fund, Ivy International Fund, Ivy International Small Companies
Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund, Ivy US
Blue Chip Fund and Ivy US Emerging Growth Fund, 0.10%, with respect to that Fund's Advisor Class shares, (iii) in the case of Ivy Cundill Global
Value Fund, Ivy European Opportunities Fund, Ivy Global Science &
Technology Fund, Ivy International Fund, Ivy International Growth Fund,
Ivy International Small Companies Fund, Ivy International Value Fund and
Ivy US Blue Chip Fund, 0.01%, with respect to that Fund's Class I shares and (iv) in the case of Ivy Dividend Income Fund, 0.10% with respect to that Fund's Class Y shares.

    4.   This Supplement and the Master Services Agreement (together, the
"Agreement") shall become effective with respect to each Fund as of the date specified above and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect for a period of one year from that date. Thereafter, the Agreement shall continue in effect with respect to each Fund from year to year, provided such continuance with respect to that Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's
Independent Trustees. This Agreement may be terminated with respect to a
Fund at any time, without payment of any penalty, by WRIICO upon at least sixty (60) days' prior written notice to that Fund, or by a Fund upon at least sixty (60) days' written notice to WRIICO; provided, that in case of termination by a Fund, such action shall have been authorized by the
Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

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                             IVY FUND, on behalf of Ivy Bond Fund, Ivy
                             Cundill Global Value Fund, Ivy Developing
                             Markets Fund, Ivy Dividend Income Fund, Ivy
                             European Opportunities Fund, Ivy Global
                             Fund, Ivy Global Natural Resources Fund, Ivy
                             Global Science & Technology Fund, Ivy Growth
                             Fund, Ivy International Fund, Ivy
                             International Small Companies Fund, Ivy
                             International Value Fund, Ivy Money Market
                             Fund, Ivy Pacific Opportunities Fund, Ivy US
                             Blue Chip Fund, Ivy US Emerging Growth Fund

                             By: /s/Kristen A. Richards
                                    Kristen A. Richards
                                    Title: Vice President

                             WADDELL & REED IVY INVESTMENT COMPANY

                             By: /s/Henry J. Herrmann
                                    Henry J. Herrmann
                                    Title: President